Exhibit 1.01

Exhibit 1.01

Conflict Minerals Report

Sparton Corporation

2016 Calendar Year

Introduction

The following Conflict Minerals Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”) and is a description of the measures taken to exercise due diligence on the source and chain of custody of conflict minerals (as defined in Item 1.01(d)(3) of Form SD, “Conflict Minerals”) contained in our products manufactured during the 2016 calendar year. The U.S. Securities and Exchange Commission defines “Conflict Minerals” as (A) columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and gold (collectively referred to as “3TGs”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The adjoining countries include: the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola (together with the DRC, the “Covered Countries”).

Company and Product Overview

Sparton Corporation and its subsidiaries (the “Company”, “Sparton”, “we”, “our” or “us”), headquartered in Schaumburg, Illinois, have been in continuous existence since 1900. The Company is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, design and manufacturing engineering, production, distribution, and field service. The Company serves the Medical & Biotechnology, Military & Aerospace and Industrial & Commercial markets through two reportable business segments: Manufacturing & Design Services (“MDS”) and Engineered Components & Products (“ECP”).

The Company’s products and services include products for Original Equipment Manufacturers and Emerging Technology customers that are microprocessor-based systems that include transducers, printed circuit boards and assemblies, sensors, and electromechanical components, as well as development and design engineering services relating to these product sales. Sparton also develops and manufactures sonobuoys, anti-submarine warfare devices used by the United States Navy and other free-world countries.

Our broad and complex product range may contain conflict minerals within the following components:

•	Tantalum, used in capacitors,

•	Tin, used in soldered components,

•	Tungsten, used in coatings, alloys, heating elements and electrodes, and

•	Gold, used in circuit boards, electrodes and electronic components.

Our Conflict Minerals Policy Statement is publicly available on our Internet website under Terms and Conditions, Downloads, Conflict Minerals Policy Statement at: http://sparton.com/terms-and-conditions/.

Reasonable Country of Origin Inquiry (RCOI)

As a first step, Sparton determined that Conflict Minerals are contained in certain products manufactured or contracted to be manufactured by Sparton, and that the Conflict Minerals are necessary to the functionality or production of certain products.

Sparton then, with assistance of a third party consultant, conducted in good faith a reasonable country of origin inquiry (“RCOI”) for calendar year 2016 to determine whether any of the Conflict Minerals originated in the Covered Countries, or are from recycled or scrap sources (as defined in Item 1.01(d)(6) of Form SD, “Recycled/Scrap Sources”).

Following our RCOI, we conducted a due diligence review of the source and chain of custody of the Conflict Minerals in our products as outlined below. Our due diligence measures were designed to conform in all material respects with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten (“Supplements”).

Sparton engaged a third party consultant to assist with the RCOI, due diligence and the overall effectiveness of Sparton’s Conflict Minerals program.

Due Diligence Framework and Process

Sparton, in cooperation with our third party consultant, designed Sparton’s Conflict Minerals program and due diligence framework to conform, in all material respects, with the OECD five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas in the OECD Guidance and the Supplements. Sparton’s due diligence framework and compliance efforts are described below.

Since Sparton is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (“SORs”) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. Sparton, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of conflict minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the conflict minerals in the applicable products and, as a result, Sparton relies on industry processes and information from its suppliers.

Step 1: Establish Strong Sparton Management Systems

In accordance with our due diligence framework and compliance efforts:

•	We have communicated to all of our applicable suppliers our efforts to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to Sparton’s Conflict Minerals Policy Statement and other communications (collectively, the “Compliance Statement”). We request that our applicable suppliers provide a comprehensive Conflict Minerals declaration for all Conflict Minerals in the form of the Electronic Industry Citizenship Coalition, Incorporated and Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Reporting Template (“CMRT”). We provide our Compliance Statement to all new suppliers and plan to provide annual related compliance statement communications to our entire supply base.

Our Conflict Minerals Policy Statement is publicly available on our Internet website under Downloads, Conflict Minerals Policy Statement at: http://sparton.com/terms-and-conditions/.

We have also, through our third party consultant, provided education on Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder (the “Conflict Minerals Rule”) as well as the expectations for compliance to the Conflict Minerals Rule, in both our organization and with our suppliers. We have leveraged the existing communications within the company, specifically procurement, to encourage supplier interactions with our third party consultant, as well as educating our suppliers to understand the requirement for completion.

•	We implemented internal compliance efforts, including internal reporting requirements, to support our supply chain due diligence process.

•	We implemented an intake process with new suppliers to screen their applicable components.

•	We established a system of controls and supply chain transparency. Controls include, but are not limited to, our Code of Business Conduct and Ethics which outlines expected behaviors for all Sparton employees, our General Provisions for Subcontracts and Purchase Orders, a supplier conflict minerals contract clause which is further described below, and employing due diligence tools created by EICC/GeSI, including supply chain surveys. As a downstream manufacturer, we rely on our suppliers to provide information on the origins of all Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to our direct suppliers from lower tier suppliers, smelter and mine locations, and transit routes. Additionally, our customers often instruct us as to which suppliers we are required to purchase materials from.

Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are using commercially reasonable efforts to either add a clause to require suppliers to provide information about the source of 3TGs and smelters and refiners or comply with our policies as to Conflict Minerals. It will take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to insure they provide the 3TG sourcing information until the contracts can be amended.

•	We implemented a risk mitigation response plan to address business relationships with suppliers who are unable to definitively determine the source of the 3TGs in the parts supplied to Sparton, which mitigation may include identifying an alternate supply. Our program includes continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

Sparton has established a management system for Sparton’s Conflict Minerals program and due diligence. Our management system includes the Conflict Minerals Compliance Team sponsored by Gordon Madlock, Senior Vice President – Operations as well as executive-level representatives and a team of subject matter experts from relevant functions such as supply chain and purchasing managers. Senior management is briefed on the results of our due diligence efforts on a regular basis.

•	We have multiple longstanding whistleblower mechanisms whereby employees and suppliers can report violations of Sparton’s policies, including our Conflict Minerals Policy.

•	We have adopted a policy to retain relevant documentation. Documentation will be retained for the applicable period required by the OECD Guidance but in any event for at least 5 years.

Step 2: Identify and Assess Risks in Our Supply Chain

We identified risks at the product level by determining first whether the products contained Conflict Minerals necessary to the functionality or production of products that we manufacture or contract to be manufactured.

We then identified the applicable supplier(s) relating to those products. The scoping process began by completing a supplier list extraction from Sparton’s approved vendor list. This list was then filtered to remove: service providers/suppliers, indirect materials suppliers, and inactive suppliers (inactive suppliers are those with no receipt history since January 31, 2015). This ensures that surveys covered all suppliers providing items to Sparton that were used in final products in the year 2016. Once the filtering was completed, Sparton populated the list with contact information and uploaded it to the Company’s compliance management system. It was deemed appropriate to not further filter this list based on the necessity of the presence of Conflict Minerals in the product as Sparton could not definitively determine the presence or absence of Conflict Minerals in all parts supplied to Sparton for its products.

Sparton, in conjunction with its third-party consultant, then conducted the supplier survey portion of the RCOI. We surveyed our applicable direct suppliers identified as providing components that potentially contain Conflict Minerals during the 2016 calendar year. The supply chain was surveyed using the CMRT, version 4.10 or higher. The CMRT was developed to facilitate general disclosures and information regarding smelters and refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers, and identification of the smelters and refiners used by the supplier.

Non-responsive suppliers were contacted by email a minimum of 3 times. Communications included training and education on the completion of the CMRT form as well as enrollment into Conflict Minerals courses through our third-party consultant’s learning management software. This was designed to alleviate any remaining confusion with suppliers. All communications were monitored and tracked in our third party consultant’s system for future reporting and transparency.

Sparton’s Conflict Minerals program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid form.

Sparton, through our third-party vendor, surveyed a total of 3,551 suppliers. Of the 2,309 responses, 162 were determined to be out of scope, 123 were deemed invalid and marked for follow-up, and 1,785 were accepted as complete. This is an overall response rate of 65%.

The response rate for complete declarations is a 1% increase from the 2015 supplier survey campaign, including a 5% reduction in responses deemed Invalid.

Surveys received from suppliers for calendar year 2016 indicate that there are suppliers that source Conflict Minerals from the Covered Countries.

Based on the smelter lists provided by our suppliers via CMRT, we have identified 312 SORs that are on the CFSI Standard Smelter List that accompanies CMRT version 4.20. Of these, 246 have a certified conflict-free status from the Conflict-Free Smelter Program’s (CFSP) third-party audit process. From supplier CMRTs and publicly available information, all SORs known to source from the Covered Countries are compliant to the CFSP’s conflict-free protocols. Annex A lists the SORs that the suppliers we surveyed reported as being in their supply chains. We have not listed in Annex A any SORs that we have not been able to validate.

The information that we received from a majority of our direct suppliers was at their company-wide level. Thus, the SORs identified by our direct suppliers may contain SORs that processed Conflict Minerals that our direct suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether these SORs were used to process the conflict minerals necessary to the functionality or production of our products during 2016. Because of this uncertainty, we are also unable to conclusively determine the countries of origin of Conflict Minerals in our products during 2016, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.

As we progress, we expect that transparency in our supply chain will increase and that will allow for better risk assessment at more detailed levels of our supply chain. We intend to continue communicating with our suppliers regarding Conflict Minerals, in order to help mitigate risks that the necessary Conflict Minerals identified in the products we manufacture or contract to manufacture could benefit armed groups in the Covered Countries.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

We believe that our RCOI and due diligence was reasonably designed and executed to determine the existence and source of Conflict Minerals in our supply chain, including Recycled/Scrap Sources. We engaged a third party to assist us in the RCOI and due diligence. We utilized the EICC-GeSI CMRT for our RCOI and due diligence. We conducted our effort to send surveys in good faith, utilizing up to three rounds of communications with our suppliers through April 28, 2017. We evaluated survey responses to identify: (i) the use and source of Conflict Minerals; and (ii) any warning signs indicating that Conflict Minerals may have come from the Covered Countries. We made additional inquiries on a case-by-case basis to clarify or obtain more information as necessary. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

We do not have sufficient information, based on the survey responses received, to determine each of the specific facilities used to process Conflict Minerals or to identify specific countries of origin for the Conflict Minerals used in all of our products (whether manufactured or contracted to be manufactured by us).

In accordance with OECD Guidelines, it is important to understand risk levels associated with Conflict Minerals in the supply chain. Smelters and refiners not being certified DRC conflict free pose a significant risk to the supply chain. In our third party consultant’s system, risk is classified as High, Medium and Low based on 3 scoring criteria:

•	Evidence: Known or plausible evidence of unethical or conflict sourcing Geographic Proximity to the Covered Countries

•	Certification: Conflict-Free Smelter Program audit status

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587

•	Kaloti Precious Metals - CID002563

•	Phoenix Metals - CID002507

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third party consultant, submissions that included any of the above facilities immediately received a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to us and escalating up to removal of these high risk smelters from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to our third-party consultant’s learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. Evaluating and tracking the strength of the program of a supplier can assist us in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Do you have a policy in place that includes DRC conflict free sourcing?

E. Have you implemented due diligence measures for conflict free sourcing?

H. Do you verify due diligence information received from your suppliers?

I. Does your verification process include corrective action management?

When suppliers meet or exceed those criteria (“Yes” to at least A,E,H,I), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

Risk Mitigation

We have taken or intend to take the following steps to further mitigate the risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

•	Implement a supplier screening program that requires suppliers within risk-based scope to provide information regarding Conflict Minerals.

•	Continue to review the refinement and expansion of the list of participating smelters and refiners through the CFSI website to validate the smelters and refiners provided by suppliers.

•	Train and inform suppliers of conflict-free minerals.

•	Encourage suppliers to establish procedures to identify the origin of Conflict Minerals.

•	Continue and further improve our direct supplier surveys and due diligence process, including engage with suppliers and direct them to training resources to seek to increase the response rate and improve the content of their responses, as well as to continue to gather data regarding the sources of any Conflict Minerals contained in materials supplied to us.

•	Implemented a risk mitigation response plan to address business relationships with suppliers that are DRC conflict undeterminable (as defined in Item 1.01(d)(5) of Form SD), which mitigation may include identifying an alternate supply.

Step 4: Implement Targeted Independent Third-Party Due Diligence

As a downstream supplier, we do not have a direct relationship with Conflict Minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. We support industry associations that administer independent third-party smelter and refinery audit programs. We encourage targeted suppliers and facilities to participate in comparable due diligence validation activities.

Step 5: Report on Supply Chain Due Diligence

We developed a supply chain due diligence policy, communicated this policy to our suppliers and will continue to communicate with our suppliers. We also developed and distributed our Compliance Statement. Further, we have responded to various customer requests for information regarding our Conflict Minerals determination.

Sparton has also prepared this Conflict Minerals Report and made it publicly available on the Sparton’s Internet website at: http://sparton.com.

Due Diligence Process

We believe that the inquiries and investigations described in Step 3 represent a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our products, including (1) seeking information about Conflict Mineral smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

While due diligence is ongoing and the information received continues to improve in quantity and quality, the majority of the responses received continue to provide data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We cannot definitively determine whether any of the Conflict Minerals reported by the suppliers were contained in materials supplied to us, nor can we validate that all of the reported smelters or refiners are actually in our supply chain.

Annex A

The following is a list of verified SORs that the suppliers surveyed by the Company reported as being in their supply chains. An affirmative answer in the ‘Conflict-Free?’ column indicates completion of the CFSI’s Conflict-Free Smelter Program third-party audit certifying conflict-free sourcing.

Metal	Standard Smelter Name	Facility Location	Conflict- Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	Unknown

Gold	Advanced Chemical Company	UNITED STATES	Yes

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Yes

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Yes

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes

Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes

Gold	Asahi Pretec Corp.	JAPAN	Yes

Gold	Asahi Refining Canada Ltd.	CANADA	Yes

Gold	Asahi Refining USA Inc.	UNITED STATES	Yes

Gold	Asaka Riken Co., Ltd.	JAPAN	Yes

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown

Gold	AU Traders and Refiners	SOUTH AFRICA	Yes

Gold	AURA-II	UNITED STATES	Unknown

Gold	Aurubis AG	GERMANY	Yes

Gold	Bangalore Refinery	INDIA	Unknown

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes

Gold	Boliden AB	SWEDEN	Yes

Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes

Gold	Caridad	MEXICO	Unknown

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes

Gold	Cendres + Métaux S.A.	SWITZERLAND	Unknown

Gold	Chimet S.p.A.	ITALY	Yes

Gold	Chugai Mining	JAPAN	Unknown

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Yes

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Yes

Gold	DODUCO GmbH	GERMANY	Yes

Gold	Dowa	JAPAN	Yes

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Yes

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes

Gold	Elemetal Refining, LLC	UNITED STATES	Yes

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown

Gold	Geib Refining Corporation	UNITED STATES	Unknown

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown

Gold	Guangdong Jinding Gold Limited	CHINA	Unknown

Gold	Gujarat Gold Centre	INDIA	Unknown

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown

Gold	Heimerle + Meule GmbH	GERMANY	Yes

Gold	Heraeus Ltd. Hong Kong	CHINA	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Yes

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes

Gold	Istanbul Gold Refinery	TURKEY	Yes

Gold	Japan Mint	JAPAN	Yes

Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown

Gold	Kazzinc	KAZAKHSTAN	Yes

Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Yes

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Yes

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Unknown

Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown

Gold	Materion	UNITED STATES	Yes

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Yes

Gold	Metalor Technologies S.A.	SWITZERLAND	Yes

Gold	Metalor USA Refining Corporation	UNITED STATES	Yes

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Yes

Gold	Mitsubishi Materials Corporation	JAPAN	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes

Gold	Modeltech Sdn Bhd	MALAYSIA	Unknown

Gold	Morris and Watson	NEW ZEALAND	Unknown

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown

Gold	Nihon Material Co., Ltd.	JAPAN	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes

Gold	PAMP S.A.	SWITZERLAND	Yes

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes

Gold	PX Précinox S.A.	SWITZERLAND	Yes

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes

Gold	Remondis Argentia B.V.	NETHERLANDS	Unknown

Gold	Republic Metals Corporation	UNITED STATES	Yes

Gold	Royal Canadian Mint	CANADA	Yes

Gold	SAAMP	FRANCE	Unknown

Gold	Sabin Metal Corp.	UNITED STATES	Unknown

Gold	SAFINA A.S.	CZECH REPUBLIC	Unknown

Gold	Sai Refinery	INDIA	Unknown

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Yes

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Yes

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes

Gold	SEMPSA Joyería Platería S.A.	SPAIN	Yes

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes

Gold	Singway Technology Co., Ltd.	TAIWAN	Yes

Gold	So Accurate Group, Inc.	UNITED STATES	Unknown

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes

Gold	Sudan Gold Refinery	SUDAN	Unknown

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes

Gold	T.C.A S.p.A	ITALY	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown

Gold	Tony Goetz NV	BELGIUM	Unknown

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Unknown

Gold	Torecom	KOREA, REPUBLIC OF	Yes

Gold	Umicore Brasil Ltda.	BRAZIL	Yes

Gold	Umicore Precious Metals Thailand	THAILAND	Yes

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Yes

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Unknown

Gold	Valcambi S.A.	SWITZERLAND	Yes

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes

Gold	WIELAND Edelmetalle GmbH	GERMANY	Yes

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes

Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes

Tantalum	D Block Metals, LLC	UNITED STATES	Yes

Tantalum	Duoluoshan	CHINA	Yes

Tantalum	Exotech Inc.	UNITED STATES	Yes

Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes

Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes

Tantalum	Global Advanced Metals Aizu	JAPAN	Yes

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes

Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes

Tantalum	H.C. Starck Inc.	UNITED STATES	Yes

Tantalum	H.C. Starck Ltd.	JAPAN	Yes

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes

Tantalum	KEMET Blue Metals	MEXICO	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	Yes

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes

Tantalum	LSM Brasil S.A.	BRAZIL	Yes

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes

Tantalum	Mineração Taboca S.A.	BRAZIL	Yes

Tantalum	Mitsui Mining & Smelting	JAPAN	Yes

Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	Yes

Tantalum	Plansee SE Reutte	AUSTRIA	Yes

Tantalum	Power Resources Ltd.	MACEDONIA	Yes

Tantalum	QuantumClean	UNITED STATES	Yes

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes

Tantalum	Taki Chemicals	JAPAN	Yes

Tantalum	Telex Metals	UNITED STATES	Yes

Tantalum	Tranzact, Inc.	UNITED STATES	Yes

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Yes

Tin	Alpha	UNITED STATES	Yes

Tin	An Thai Minerals Co., Ltd.	VIET NAM	Unknown

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Yes

Tin	China Tin Group Co., Ltd.	CHINA	Yes

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes

Tin	CV Ayi Jaya	INDONESIA	Yes

Tin	CV Dua Sekawan	INDONESIA	Yes

Tin	CV Gita Pesona	INDONESIA	Yes

Tin	CV Serumpun Sebalai	INDONESIA	Yes

Tin	CV Tiga Sekawan	INDONESIA	Yes

Tin	CV United Smelting	INDONESIA	Yes

Tin	CV Venus Inti Perkasa	INDONESIA	Yes

Tin	Dowa	JAPAN	Yes

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown

Tin	Elmet S.L.U.	SPAIN	Yes

Tin	EM Vinto	BOLIVIA	Yes

Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown

Tin	Fenix Metals	POLAND	Yes

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Yes

Tin	Gejiu Jinye Mineral Company	CHINA	Yes

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Yes

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Yes

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Tin	Melt Metais e Ligas S.A.	BRAZIL	Yes

Tin	Metallic Resources, Inc.	UNITED STATES	Yes

Tin	Metallo-Chimique N.V.	BELGIUM	Yes

Tin	Mineração Taboca S.A.	BRAZIL	Yes

Tin	Minsur	PERU	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	Yes

Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes

Tin	Phoenix Metal Ltd.	RWANDA	Unknown

Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes

Tin	PT Artha Cipta Langgeng	INDONESIA	Yes

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes

Tin	PT Babel Inti Perkasa	INDONESIA	Yes

Tin	PT Bangka Prima Tin	INDONESIA	Yes

Tin	PT Bangka Tin Industry	INDONESIA	Yes

Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes

Tin	PT Bukit Timah	INDONESIA	Yes

Tin	PT Cipta Persada Mulia	INDONESIA	Yes

Tin	PT DS Jaya Abadi	INDONESIA	Yes

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes

Tin	PT Inti Stania Prima	INDONESIA	Yes

Tin	PT Justindo	INDONESIA	Yes

Tin	PT Karimun Mining	INDONESIA	Yes

Tin	PT Kijang Jaya Mandiri	INDONESIA	Yes

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Yes

Tin	PT Mitra Stania Prima	INDONESIA	Yes

Tin	PT O.M. Indonesia	INDONESIA	Yes

Tin	PT Panca Mega Persada	INDONESIA	Yes

Tin	PT Prima Timah Utama	INDONESIA	Yes

Tin	PT Refined Bangka Tin	INDONESIA	Yes

Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes

Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes

Tin	PT Sukses Inti Makmur	INDONESIA	Yes

Tin	PT Sumber Jaya Indah	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes

Tin	PT Tinindo Inter Nusa	INDONESIA	Yes

Tin	PT Tommy Utama	INDONESIA	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	Yes

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes

Tin	Rui Da Hung	TAIWAN	Yes

Tin	Soft Metais Ltda.	BRAZIL	Yes

Tin	Thaisarco	THAILAND	Yes

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown

Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown

Tin	Yunnan Tin Company Limited	CHINA	Yes

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes

Tungsten	ACL Metais Eireli	BRAZIL	Unknown

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Unknown

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	H.C. Starck GmbH	GERMANY	Yes

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Unknown

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Kennametal Fallon	UNITED STATES	Yes

Tungsten	Kennametal Huntsville	UNITED STATES	Yes

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Yes

Tungsten	Niagara Refining LLC	UNITED STATES	Yes

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Yes

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Yes

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Yes

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Yes

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Yes

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes